REPAYMENT GUARANTY AGREEMENT
(Secured Loan)

THIS REPAYMENT GUARANTY AGREEMENT ("**Guaranty**") is made as of May 19, 2015, by HMG/COURTLAND PROPERTIES, INC., a Delaware corporation ("**Guarantor**") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION (collectively with its successors or assigns "**Lender**").

RECITALS

A. Pursuant to the terms of that certain Construction Loan Agreement dated as of even date herewith by and between JY-TV ASSOCIATES, LLC, a Florida limited liability company ("**Borrower**") and Lender (as the same may be amended, modified, supplemented or replaced from time to time, "**Loan Agreement**"), Lender has agreed to loan to Borrower the principal sum of Twenty-Seven Million and No/100 Dollars ($27,000,000.00) ("**Loan**") for the purposes specified in the Loan Agreement.

B. The Loan Agreement provides that the Loan shall be evidenced by that certain Promissory Note Secured by Mortgage dated of even date herewith, executed by Borrower payable to the order of Lender in the principal amount of the Loan (as the same may be amended, modified, supplemented or replaced from time to time, "**Note**"). The Loan is further evidenced and secured by certain other documents described in the Loan Agreement as Loan Documents.

C. The Note is secured by, among other things, a Construction Mortgage with Absolute Assignment of Leases and Rents, Security Agreements and Fixture Filing dated of even date herewith, executed by Borrower, as Mortgagor, for the benefit of Lender, as Mortgagee, to be recorded in the Public Records of Orange County, Florida (as the same may be amended, modified, supplemented or replaced from time to time, "**Security Instrument**").

D. The real property which is the subject of the Security Instrument is referred to hereinafter as the "**Property**".

E. The Loan Agreement, the Security Instrument, the Note, and those other documents described in the Loan Agreement as Loan Documents, together with all modifications, extensions, renewals and amendments thereto, are collectively referred to hereinafter as the "**Loan Documents**". This Guaranty is not one of the Loan Documents.

F. The purpose of the Loan include, without limitation, the construction on the Property of certain improvements ("**Improvements**") described in plans and specifications required by the Loan Agreement ("**Plans and Specifications**").

G. Guarantor will benefit from the Loan to be made by Lender to Borrower.

NOW, THEREFORE, to induce Lender to enter into the Loan Agreement and to make the Loan, and in consideration thereof, Guarantor unconditionally, absolutely and irrevocably guarantees and agrees as follows:

1. **GUARANTY**. Guarantor, jointly and severally, hereby unconditionally, absolutely and irrevocably guarantees and promises to pay to Lender or order, on demand, in lawful money of the United States of America, in immediately available funds, the aggregate principal amount of the Loan or so much thereof as may be due and owing under the Note or any of the other Loan Documents, together with interest and any other sums payable under the Note or any of the other Loan Documents or under or in connection with a Swap Agreement between Borrower and Lender.

   Notwithstanding the foregoing, the maximum liability of Guarantor with respect to the aggregate principal amount of the Loan shall not exceed ELEVEN MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($11,500,000.00), plus all unpaid interest, reasonable attorneys' fees, fees, and actual expenses payable under the Note or any of the other Loan Documents, together with any and all sums payable under or in connection with any Swap Agreement between Borrower and Lender.

   The maximum liability of Guarantor shall be reduced to SIX MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($6,800,000.00), plus all unpaid interest, reasonable attorneys' fees, fees, and actual expenses payable

under the Note or any of the other Loan Documents, together with any and all sums payable under or in connection with any Swap Agreement between Borrower and Lender, upon achievement of each of the following:

(i) Lien-free substantial completion of the Improvements to be constructed on the Property and the issuance of a Certificate of Occupancy for all three (3) buildings to be constructed on the Property from the appropriate governmental agency;

(ii) Minimum tenant occupancy of ninety-five percent (95%), pursuant to Approved Leases (as defined in the Loan Agreement);

(iii) Achievement of a minimum Debt Service Coverage Ratio (as defined in the Loan Agreement) of 1.32x; and

(iv) At Lender's option, receipt of an updated Appraisal (as defined in the Loan Agreement) of the Property indicating an "as-is" loan-to-value not greater than seventy percent (70%).

2. **EXCEPTIONS; LIABILITIES**. Notwithstanding the foregoing, *in addition to, and not in lieu of,* any other liability of Guarantor under this Guaranty or the other Loan Documents, Guarantor guarantees and promises to pay to Lender, or order, on demand, in lawful money of the United States of America, in immediately available funds (and to defend, indemnify and hold harmless Lender, its directors, officers, employees, successors and assigns from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities and any impairment of Lender's security for the Loan), actions, or proceedings), any obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, actual fees, judgments, awards, court costs, and reasonable legal or other expenses (including, without limitation, reasonable attorneys' fees and expenses and amounts paid in settlement of whatever kind or nature), which Lender may incur as a direct or indirect consequence of:

2.1 fraud or intentional or willful misrepresentation by Borrower, a Guarantor, or any Affiliate or agent of Borrower or a Guarantor, or their failure to disclose a material fact;

2.2 the gross negligence, willful misconduct, or commission of a criminal act by Borrower, a Guarantor, or any Affiliate or agent of Borrower or a Guarantor which results in a forfeiture of the Property;

2.3 material physical waste of the Property or the Collateral;

2.4 failure to pay property or other taxes, assessments or charges;

2.5 failure to maintain insurance as required by the Loan Agreement;

2.6 failure to deliver any insurance or condemnation proceeds or awards received by Borrower to Lender or to otherwise apply such sums as required under the terms of the Loan Documents or any other instrument now or hereafter securing the Loan;

2.7 failure to apply any rents, royalties, accounts, revenues, income, issues, profits and other benefits from the Property which are collected or received by Borrower during the period of any Default or after acceleration of the indebtedness and other sums owing under the Loan Documents to the payment of either (A) such indebtedness or other sums due Lender or (B) the normal and necessary operating expenses of the Property;

2.8 any breach by Borrower of any covenant in this Agreement or in the Security Instrument regarding Hazardous Materials or in any indemnity or other agreement regarding Hazardous Materials in connection with the Loan (if any);

2.9 any obligations under or in connection with a Swap Agreement between Borrower and Lender;

2.10 misappropriation or misapplication of any funds from any account pledged by Borrower to Lender under the Loan Agreement or the other Loan Documents;

2.11 any litigation or other legal proceeding related to the Loan is filed by Borrower, Guarantor, or any officer, manager or managing member of: (x) Borrower, or (y) any Guarantor; that delays, opposes, impedes, obstructs, hinders, enjoins or otherwise interferes with or frustrates the efforts of Lender to exercise any rights and remedies available to Lender as provided herein and in the other Loan Documents; or

2.12 Borrower's failure to comply with that certain Article entitled Representations, Warranties and Covenants Regarding Special Purpose Entity Status of the Loan Agreement.

3. **EXCEPTIONS; FULL RECOURSE**. Notwithstanding the foregoing, or anything to the contrary contained in this Guaranty or the other Loan Documents, the limitation on liability set forth in that certain Section entitled Guaranty of this Guaranty shall be null and void and completely inapplicable, and Guarantor shall be fully and personally liable for the payment and performance of all obligations set forth in the Loan Agreement and the other Loan Documents, including the payment of all principal, interest and other amounts under the Note, in immediately available funds, in the event:

3.1

(a) Borrower or Guarantor files a voluntary petition under the Bankruptcy Reform Act of 1978 (11 USC Section 101-1330) as now or hereafter amended or recodified ("**Bankruptcy Code**"), or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; or

(b) an Affiliate, officer, director, or representative which Controls Borrower or Guarantor, files, or joins in the filing of, an involuntary petition against Borrower or Guarantor under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law, or colludes with, solicits or causes to be solicited, petitioning creditors for any involuntary petition against Borrower or Guarantor from any person or entity; or

(c) Borrower or Guarantor files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other person or entity under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law, or colludes with, solicits or causes to be solicited, petitioning creditors for any involuntary petition from any person or entity; or

(d) any Affiliate, officer, director, or representative which Controls Borrower or Guarantor consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Guarantor, or any portion of the Property (other than with respect to such an application by Lender, or such an application to which Lender consents); or

(e) Borrower or Guarantor makes an assignment for the benefit of creditors, or admits in any legal proceeding, its insolvency or inability to pay its debts as they become due (except where the failure to make such admission would violate applicable laws or an applicable court order); or

(f) there is substantive consolidation of Borrower or Guarantor with any other person or entity in connection with any federal or state bankruptcy proceeding due to a failure to comply with that certain Article entitled Representations, Warranties and Covenants Regarding Special Purpose Entity Status of the Loan Agreement; or

(g) Borrower or Guarantor contests or opposes any motion made by Lender to obtain relief from the automatic stay or seeks to reinstate the automatic stay in the event of any federal or state bankruptcy or insolvency proceeding involving the Borrower or Guarantor.

4. **NO WAIVER, RELEASE OR IMPAIRMENT**. Nothing contained in this Guaranty shall be deemed to waive, release, affect or impair the indebtedness evidenced by the Loan Documents or the obligations of Borrower under the Loan Documents, or the liens and security interests created by the Loan Documents, or Lender's rights to enforce its rights and remedies under the Loan Documents and under this Guaranty or the indemnity provided herein, in the Loan Documents or in connection with the Loan, or otherwise provided in equity or under applicable law, including,

without limitation, the right to pursue any remedy for injunctive or other equitable relief, or any suit or action in connection with the preservation, enforcement or foreclosure of the liens, mortgages, assignments and security interests which are now or at any time hereafter security for the payment and performance of all obligations under the Loan Agreement or in the other Loan Documents. The provisions of Sections 1 through 4 of this Guaranty shall prevail and control over any contrary provisions elsewhere in this Guaranty or the other Loan Documents.

5. **CERTAIN DEFINITIONS**. For purposes of this Guaranty, the following capitalized terms shall have the following meanings:

5.1 "**Affiliate**" shall mean, as to any person or entity, any other person or entity that, directly or indirectly, is in Control of, is Controlled by or is under common ownership or Control with such person or entity, or is a director or officer of such person or entity, or of an Affiliate of such person or entity.

5.2 "**Control**" shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

6. **REMEDIES**. If Guarantor fails to promptly perform its obligations under this Guaranty, Lender may from time to time, and without first requiring performance by Borrower or any other guarantor, or without exhausting any or all security (if any) for the Loan or any Swap Agreement between Borrower and Lender, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Lender as a direct or indirect consequence of the failure of Guarantor to perform its obligations hereunder, together with interest thereon at the rate of interest applicable to the principal balance of the Note.

7. **RIGHTS OF LENDER**. Guarantor authorizes Lender, without giving notice to Guarantor or obtaining Guarantor's consent and without affecting the liability of Guarantor, from time to time to: (a) approve modifications to the Plans and Specifications so long as such modifications do not materially increase the cost of constructing the Improvements nor materially increase the time necessary to complete the Improvements; (b) change the terms or conditions of disbursement of the Loan so long as such changes do not materially interfere with Borrower's ability to construct the Improvements as and when required under the Loan Agreement; (c) renew, modify or extend all or any portion of Borrower's obligations under the Note or any of the other Loan Documents and any obligations under or in connection with any Swap Agreement between Borrower and Lender; (d) declare all sums owing to Lender under the Note or any of the other Loan Documents and any obligations under or in connection with any Swap Agreement between Borrower and Lender, due and payable upon the occurrence of a Default under the Loan Documents or an Event of Default as defined in any Swap Agreement between Borrower and Lender; (e) make non-material changes in the dates specified for payments of any sums payable in periodic installments under the Note or any of the other Loan Documents; (f) otherwise modify the terms of any of the Loan Documents or any Swap Agreement between Borrower and Lender, except for: (i) increases in the principal amount of the Note for or changes in the manner by which interest rates, fees or charges are calculated under the Note and the other Loan Documents (Guarantor acknowledges that if the Note or the other Loan Documents so provide, said interest rates, fees and charges may vary from time to time) or (ii) advancement of the Maturity Date (as defined in the Note) of the Note where no Default has occurred under the Loan Documents; (g) take and hold security for the performance of Borrower's obligations under Note or the other Loan Documents and any obligations under or in connection with any Swap Agreement between Borrower and Lender, and exchange, enforce, waive, subordinate and release any such security in whole or part; (h) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; (i) release, substitute or add any one or more endorsers of the Note or guarantors of Borrower's obligations under the Note or the other Loan Documents or any obligations under or in connection with any Swap Agreement between Borrower and Lender; (j) apply payments received by Lender from Borrower to any obligations of Borrower to Lender, in such order as Lender shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (k) assign this Guaranty in whole or in part; and (l) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty.

8. **GUARANTOR'S WAIVERS**. Guarantor waives: (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Loan Documents and satisfaction of any obligations under or in connection with any Swap Agreement between Borrower and Lender; (b) any defense based upon any lack of authority of the officers, directors, partners, managers, members or agents acting or

purporting to act on behalf of Borrower, Guarantor or any principal of Borrower or Guarantor, any defect in the formation of Borrower, Guarantor or any principal of Borrower or Guarantor; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Lender or intended or understood by Lender or Guarantor; (d) any and all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies (such as a nonjudicial foreclosure, if available and/or permitted, with respect to security for a guaranteed obligation) has or may have destroyed Guarantor's rights of subrogation and reimbursement against the principal by the operation of applicable law or otherwise; (e) any defense based upon Lender's failure to disclose to Guarantor any information concerning Borrower's financial condition or any other circumstances bearing on Borrower's ability to pay and perform its obligations under the Note or any of the other Loan Documents and any obligations under or in connection with any Swap Agreement between Borrower and Lender, or upon the failure of any other principals of Borrower to guaranty the Loan or any obligations under or in connection with any Swap Agreement between Borrower and Lender; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Lender's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Lender may have against Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents or any obligations under or in connection with any Swap Agreement between Borrower and Lender now or hereafter held by Lender; (j) presentment, demand, protest and notice of any kind; and (k) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof. Guarantor further specifically waives any and all rights and defenses that Guarantor may have because Borrower's debt is secured by real property; this means, among other things, that: (1) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; (2) if Lender forecloses on any real property collateral pledged by Borrower, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because Borrower's debt is secured by real property. These rights and defenses being waived by Guarantor include, but are not limited to, any rights or defenses based upon deficiency limitation or anti-deficiency, redemption or other similar rights, if any. Without limiting the generality of the foregoing or any other provision hereof, Guarantor further expressly waives, to the extent permitted by law, any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to Guarantor under applicable law. Finally, Guarantor agrees that the payment or performance of any act which tolls any statute of limitations applicable to the Note or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor's liability hereunder.

9. **GUARANTOR'S WARRANTIES**. Guarantor warrants, represents, covenants and acknowledges to Lender that: (a) Lender would not make the Loan nor enter into any Swap Agreement with the Borrower but for this Guaranty; (b) Guarantor has reviewed all of the terms and provisions of the Loan Agreement, any Swap Agreement between Borrower and Lender, Plans and Specifications and the other Loan Documents; (c) there are no conditions precedent to the effectiveness of this Guaranty; (d) Guarantor has established adequate means of obtaining from sources other than Lender, on a continuing basis, financial and other information pertaining to Borrower's financial condition, the Property and Borrower's activities relating thereto and the status of Borrower's performance of obligations under the Loan Documents and any Swap Agreement with Lender, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Lender has made no representation to Guarantor as to any such matters; (e) the most recent financial statements of Guarantor heretofore or hereafter delivered to Lender are true and correct in all respects, have been prepared as required by the applicable statutes, rules and regulations (collectively, the SEC Rules and Regulations") governing or promulgated by the Securities Exchange Commission ("SEC") for Guarantor (Lender hereby accepting the financial statements provided by Guarantor in connection with this Guaranty, their manner of preparation and the type of information presented therein) and fairly and accurately represent the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; (f) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, pledge, hypothecate, mortgage, transfer or otherwise dispose of all or substantially all of Guarantor's assets, or any interest therein, other than in the ordinary

course of Guarantor's business; (g) Guarantor is not and will not be, as a consequence of the execution and delivery of this Guaranty, impaired or rendered "insolvent", as that term is defined in Section 101 of the Federal Bankruptcy Code, or otherwise rendered unable to pay Guarantor's debts as the same mature and will not have thereby undertaken liabilities in excess of the present fair value of Guarantor's assets; and (h) the calculation of liabilities in any such financial statements do NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities; and therefore, the amount of liabilities is the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Guarantor acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

10. **REPORTING COVENANTS**.

10.1 **Financial Condition**. Guarantor shall maintain its financial condition at all times that any portion of the Loan is outstanding according to the following schedules, using accounting principles required of Guarantor under the SEC Rules and Regulations. Evidence of compliance with the following financial covenants, shall be evidenced by Guarantor's submission of its financial statements to Lender (i) semi-annually within sixty (60) days after close of Guarantor's second fiscal quarter and (ii) annually within one-hundred twenty (120) days of Guarantor's fiscal year end:

(a) **Total Liabilities/Gross Asset Value**. Maximum ratio of Total Liabilities/Gross Asset Value of 0.75:1.00.

"**Total Liabilities**" shall be defined as the sum of all liabilities shown in the financial statements.

"**Gross Asset Value**" shall be defined as the market value of all assets shown in the financial statements plus net receivables from non-affiliates, plus cash, cash equivalents and marketable securities.

(b) **Minimum Net Worth**. Net worth as calculated pursuant to SEC Rules and Regulations not at any time less than $10,000,000.00.

(c) **Minimum Liquidity of Guarantor**. Guarantor shall maintain at all times Liquid Assets of at least $3,000,000.00, as reflected in the financial statements of Guarantor. "**Liquid Assets**" shall mean the following: (a) any assets permitted, defined or classified under the SEC Rules and Regulations to be considered "liquid" (or reasonably equivalent to "liquid") in nature; and (b) unrestricted cash, cash equivalents and readily marketable securities (valued, in the case of securities at the then prevailing market price listed on NYSE or NASDAQ, as of any applicable date of determination) and such other assets or properties as the SEC may consider liquid.

11. **FINANCIAL STATEMENTS**.

11.1 **Guarantor Financial Statements**. Guarantor shall deliver to Lender, as soon as available, but in no event later than ninety (90) days after Guarantor's fiscal year end, (a) a current financial statement in form described in this Guaranty (including, without limitation, a balance sheet, an income statement, and a statement of cash flow, together with supporting property and mortgage debt schedules) signed and certified to be true, complete and correct, by an authorized officer of the Guarantor, (b) a yearly business plan for the Guarantor (if a publicly traded entity Securties Exchange Commission reporting shall be deemed compliant), and (c) if requested by Lender, financial and/or cash flow projections for the ensuing twelve (12) months for the Guarantor, together with any other financial information requested by Lender for the Guarantor.

11.2 **Tax Returns**. Guarantor shall deliver to Lender no later than October 31st of each year, complete copies of federal and state tax returns for Guarantor, together with all schedules thereto which are filed with the SEC (including, if so filed with the SEC, K-1 statements for all Partnerships and Sub Chapter S Corporations, each of which shall be signed and certified by an authorized officer of the Guarantor as true

and complete copies of such returns. In the event an extension is filed, Guarantor shall deliver to Lender a copy of the extension within thirty (30) days from filing.

11.3 **Other Information**. From time to time, upon Lender's delivery to Guarantor of at least fifteen (15) business days prior written notice, such other information with regard to Guarantor as is filed with the SEC, as Lender may reasonably request in writing.

11.4 **Form; Warranty**. Guarantor agrees that all financial statements to be delivered to Lender pursuant to this Section shall: (a) be complete and correct; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with the SEC Rules and Regulations. Guarantor acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports. By Guarantor's execution of this Guaranty, Guarantor shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no change in financial condition which would have a material adverse change, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement, except as disclosed by Guarantor in writing delivered to Lender.

11.5 **Confidential Information**. Lender agrees that the financial documentation provided by the Guarantor to Lender pursuant to the requirements related to financial covenants and statements set forth in this Guaranty may include non-public confidential information relating to the Guarantor (the "**Confidential Information**"). Lender agrees that it shall not disclose the Confidential Information to any entity or individual other than Lender's own officers, directors, employees, agents, attorneys and representatives who have a need to know such Confidential Information, without Guarantor's express written consent. Notwithstanding the foregoing, if Lender or Lender's representatives become legally compelled pursuant to banking regulation or otherwise (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand, regulatory audit or similar process) to disclose any of the Confidential Information, the Lender may furnish the Confidential Information which they, in good faith, believe is legally required.

12. **SUBORDINATION**. Guarantor subordinates all present and future indebtedness owing by Borrower or, following the occurrence of a Default, by any other guarantor under any guaranty or indemnity of the Loan or an Event of Default under, and defined in, any Swap Agreement between Borrower and Lender, to Guarantor to the obligations at any time owing by Borrower to Lender under the Note and the other Loan Documents or under or in connection with any Swap Agreement between Borrower and Lender. Guarantor assigns all such indebtedness to Lender as security for this Guaranty, the Note and the other Loan Documents and any obligations under or in connection with any Swap Agreement between Borrower and Lender. Guarantor agrees to make no claim for such indebtedness until all obligations of Borrower under the Note and the other Loan Documents and under or in connection with any Swap Agreement between Borrower and Lender have been fully discharged. Guarantor further agrees not to assign all or any part of such indebtedness unless Lender is given prior notice and such assignment is expressly made subject to the terms of this Guaranty. If Lender so requests, (a) all instruments evidencing such indebtedness shall be duly endorsed and delivered to Lender, (b) all security for such indebtedness shall be duly assigned and delivered to Lender, (c) such indebtedness shall be enforced, collected and held by Guarantor as trustee for Lender and shall be paid over to Lender on account of the Loan and under or in connection with any Swap Agreement between Borrower and Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty, and (d) Guarantor shall execute, file and record such documents and instruments and take such other action as Lender deems necessary or appropriate to perfect, preserve and enforce Lender's rights in and to such indebtedness and any security therefor. If Guarantor fails to take any such action, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor. The foregoing power of attorney is coupled with an interest and cannot be revoked.

13. **BANKRUPTCY OF BORROWER**. In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Lender's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or Lender's nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding

and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor's rights to any such payments or distributions; provided, however, Guarantor's obligations hereunder shall not be satisfied except to the extent that Lender receives cash by reason of any such payment or distribution. If Lender receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty. If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced and secured by the Loan Documents and under or in connection with any Swap Agreement between Borrower and Lender.

14. **ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS**. This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 hereof arising or created after any attempted revocation hereof or after the death of Guarantor (if Guarantor is a natural person, in which event this Guaranty shall be binding upon Guarantor's estate and Guarantor's legal representatives and heirs). The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties to Lender are expressly modified or revoked in writing. This Guaranty is independent of the obligations of Borrower under the Note, the other Loan Documents and under or in connection with any Swap Agreement between Borrower and Lender, and the Security Instrument. Lender may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action. This Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

15. **CREDIT REPORTS**. Each legal entity and individual obligated on this Guaranty hereby authorizes Lender to order and obtain, from a credit reporting agency of Lender's choice, a third party credit report on such legal entity and individual.

16. **ENFORCEABILITY**. Guarantor hereby acknowledges that: (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Lender's consideration for entering into this transaction and any Swap Agreement between Borrower and Lender, Lender has specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein. Given all of the above, Guarantor does hereby represent and confirm to Lender that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand: (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses. Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Lender, and that Lender is induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

17. **MISCELLANEOUS**.

17.1 **Notices**. All notices, demands, or other communications under this Guaranty and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Guaranty). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default shall be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not

notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Guarantor:	HMG/COURTLAND PROPERTIES, INC. 1870 S. Bayshore Drive Coconut Grove, Florida 33133 Attention: Maurice Wiener
Lender:	WELLS FARGO BANK, NATIONAL ASSOCIATION Commercial Real Estate One West Broward Blvd, 4th Floor Ft. Lauderdale, Florida 33301 Attention: H. Paul Sori Loan No. 1012268
With a copy to:	WELLS FARGO BANK, NATIONAL ASSOCIATION Winston-Salem Loan Center One West Fourth Street, 3rd Floor Winston-Salem, NC 27101 Loan No. 1012268

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of not less than thirty (30) days' notice to the other party in the manner set forth hereinabove. Guarantor shall forward to Lender, without delay, any notices, letters or other communications delivered to Guarantor naming Lender or the "Construction Lender" or any similar designation as addressee, or which could reasonably be deemed to adversely affect the construction of the Improvements or the ability of Guarantor to perform its obligations to Lender under the Loan Documents.

17.2 **<u>Attorneys' Fees and Expenses; Enforcement</u>**. If any attorney is engaged by Lender to enforce or defend any provision of this Guaranty, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, or an Event of Default under or in connection with, and as defined in, any Swap Agreement between Borrower and Lender, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding or in connection with any appeal of a lower court decision, then Guarantor shall immediately pay to Lender, upon demand, the amount of all reasonable attorneys' fees and expenses and all costs incurred in connection therewith, including all trial and appellate proceedings in any legal action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein. In the event of any legal proceedings, court costs and reasonable attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Lender.

17.3 **<u>No Waiver</u>**. No previous waiver and no failure or delay by Lender in acting with respect to the terms of the Note or this Guaranty shall constitute a waiver of any breach, default, or failure of condition under the Note or this Guaranty or the obligations secured thereby. A waiver of any term of the Note or this Guaranty or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

17.4 **<u>Loan Sales and Participation; Disclosure of Information</u>**. Guarantor agrees that Lender may elect, at any time, to sell, assign or grant participation in all or any portion of Lender's rights and obligations under the Loan Documents and this Guaranty, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities ("**<u>Participant</u>**"), at Lender's sole discretion. Guarantor further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to: (a) the Property and Improvements and their operation; (b) any party connected with the Loan (including, without limitation, Borrower, any partner, shareholder, joint venturer, manager or member of Borrower, any constituent partner, shareholder, joint venturer, manager or member of Borrower, any Guarantor, any Indemnitor, and any other guarantor); and/or (c) any lending relationship other than the Loan which Lender may have with any party connected with the Loan. In the event of any such sale, assignment or

participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves. In connection with any such sale, assignment or participation, Guarantor further agrees that this Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser, assignee, or participant, and upon written request by Lender, Guarantor shall consent to such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation.

Anything in this Guaranty to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Guaranty, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such lender from its obligations thereunder.

17.5 **Waiver of Right to Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY. THIS PROVISION IS A MATERIAL INDUCEMENT OF LENDER TO MAKE THE LOAN TO BORROWER.**

17.6 **Severability**. If any provision or obligation under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Guaranty and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Guaranty.

17.7 **Heirs, Successors and Assigns**. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Guaranty shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

17.8 **Time**. Time is of the essence of each and every term herein.

17.9 **Governing Law And Consent To Jurisdiction**. This Guaranty and any claim, controversy or dispute arising under or related to this Guaranty, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by, and construed and enforced in accordance with, the laws of Florida without regard to any conflicts of law principles, except to the extent preempted by federal laws. Guarantor and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within Florida having proper venue and also consent to service of process by any means authorized by Florida or federal law.

17.10 **Survival**. This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Lender under the Security Instrument or any of the other Loan Documents, including, without limitation, any foreclosure or deed in lieu thereof.

17.11 **Joint and Several Liability**. THE LIABILITY OF THE GUARANTOR HEREUNDER SHALL BE JOINT AND SEVERAL WITH THE BORROWER AND ALL OTHER GUARANTORS OF BORROWER'S OBLIGATIONS UNDER THE NOTE AND LOAN DOCUMENTS AND ANY OBLIGATIONS UNDER OR IN CONNECTION WITH ANY SWAP AGREEMENT BETWEEN BORROWER AND LENDER.

17.12 **Headings**. All article, section or other headings appearing in this Guaranty are for convenience of reference only and shall be disregarded in construing this Guaranty.

17.13 **Powers Of Attorney**. The powers of attorney granted by Guarantor to Lender in this Guaranty shall be unaffected by the disability of the principal so long as any portion of the Loan remains unpaid or unperformed or any obligations under or in connection with any Swap Agreement between Borrower and Lender remain unpaid or unperformed. Lender shall have no obligation to exercise any of the foregoing rights and powers in any event.

17.14 **Defined Terms**. Unless otherwise defined herein, capitalized terms used in this Guaranty shall have the meanings attributed to such terms in the Loan Agreement.

17.15 **Rules Of Construction**. The word "Borrower" as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents. The term "person" as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Guaranty is executed by more than one person, the term "Guarantor" shall include all such persons. The word "Lender" as used herein shall include Lender, its successors, assigns and affiliates.

17.16 **Use Of Singular And Plural; Gender**. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

17.17 **Exhibits, Schedules And Riders**. All exhibits, schedules, riders and other items attached hereto are incorporated into this Guaranty by such attachment for all purposes.

17.18 **Integration; Interpretation**. This Guaranty contains the entire agreement of the parties with respect to the matters contemplated hereby and supersedes all prior negotiations or agreements, written or oral. This Guaranty shall not be modified except by written instrument executed by all parties.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date appearing on the first page of this Guaranty.

HMG/COURTLAND PROPERTIES, INC., a Delaware corporation

By: [signature]
MAURICE WIENER
Chairman of the Board of Directors

[signature]
Print Name: Charles F. Rogers

[signature]
Print Name: Rehana Nazir

Rev 4/15/2014

STATE OF FLORIDA
COUNTY OFMIAMI-DADE

The foregoing instrument was executed, sworn to and acknowledged before me this May 18th, 2015, by MAURICE WIENER, as Chairman of the Board of Directors of HMG/COURTLAND PROPERTIES, INC., a Delaware corporation, on its behalf.

(SEAL) Notary Public State of Florida
Rehana Nazir
My Commission EE 166958
Expires 05/10/2016

Rehana Nazir
Signature of Notary Public

Rehana Nazir
Name of Notary Public
(Typed, Printed or stamped)

Personally Known ✓ OR Produced Identification N/A
Type of Identification Produced: ______